                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            MANGUISTICS GROUP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                    [LOGO]

                            MANUGISTICS GROUP, INC.
                          2115 East Jefferson Street
                           Rockville, Maryland 20852

                                                                  June 28, 1999

Dear Shareholders:

  It is my pleasure to invite you to the 1999 Annual Meeting of Shareholders of Manugistics Group, Inc. to be held on Friday, July 23, 1999 at 9:00 a.m., Eastern Daylight Time, at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland.

  Whether or not you plan to attend, and regardless of the number of shares you own, it is important that your shares be represented at the Annual Meeting. You are accordingly urged to complete, sign, date and return your proxy promptly in the enclosed envelope. Your return of a proxy in advance will not affect your right to vote in person at the Annual Meeting.

  I hope that you will attend the Annual Meeting. The officers and directors of the Company look forward to seeing you at that time.

                                          Very truly yours,

                                          /s/ Gregory J. Owens

                                          Gregory J. Owens
                                          Chief Executive Officer and
                                          President

                                     [LOGO]

                            MANUGISTICS GROUP, INC.
                           2115 East Jefferson Street
                           Rockville, Maryland 20852
                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             Friday, July 23, 1999
                               ----------------


To our Shareholders:

  The Annual Meeting of Shareholders (the "Meeting") of Manugistics Group, Inc. (the "Company") will be held on Friday, July 23, 1999 at 9:00 a.m. E.D.T. at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland for the following purposes:

  1. To elect three Class I Directors, each for a term of three years and until their respective successors have been elected and qualified;

  2. To consider and vote upon a proposal to amend the Company's 1998 Stock Option Plan of Manugistics Group, Inc. to increase the number of shares of Common Stock authorized to be issued thereunder by 3,000,000 shares;

  3. To consider and vote upon a proposal to amend the Company's 1998 Stock Option Plan of Manugistics Group, Inc. to increase the number of shares of Common Stock for which options may be issued to any employee in any calendar year from 250,000 shares to 1,000,000 shares; and

  4. To transact such other business as may properly come before the Meeting.

  Shareholders of record at 5:00 p.m. E.D.T. on May 25, 1999 are entitled to receive notice of and to vote at the Meeting.

  You are invited to attend the Meeting. Please carefully read the attached Proxy Statement for information regarding the matters to be considered and acted upon at the Meeting. We hope that you will attend the Meeting.

  WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN POSTAGE-PAID ENVELOPE. No postage need be affixed to the return envelope if mailed in the United States. If you attend the Meeting, you may withdraw your proxy and vote in person by ballot.

                                         By Order of the Board of Directors,
                                         /s/ Helen A. Nastasia
                                         Helen A. Nastasia
                                         Vice President, General Counsel and
                                         Secretary

Rockville, Maryland
June 28, 1999

                            MANUGISTICS GROUP, INC.
                          2115 East Jefferson Street
                           Rockville, Maryland 20852

                               ----------------

                                PROXY STATEMENT

  This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and Proxy Card are being furnished in connection with the solicitation by the Board of Directors of Manugistics Group, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders scheduled to be held on Friday, July 23, 1999, at 9:00 a.m. E.D.T., at the Bethesda Marriott, 5151 Pooks Hill Rd., Bethesda, Maryland, and any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and the enclosed Proxy Card are being furnished on or about July 7, 1999, to all holders of record of the Company's Common Stock (the "Common Stock") as of 5:00 p.m. E.D.T. on May 25, 1999. A copy of the Company's 1999 Annual Report on Form 10-K, including consolidated financial statements for the fiscal year ended February 28, 1999, accompanies this Proxy Statement.

  At the Meeting, shareholders will elect three Class I directors, each to serve for a term of three years. Shareholders will also act upon proposals to amend the Company's 1998 Stock Option Plan to increase the number of shares of Common Stock authorized to be issued thereunder by 3,000,000 shares and to increase the number of shares of Common Stock for which options may be issued to any employee in any calendar year.

                       VOTING SECURITIES AND RECORD DATE

  The Board of Directors has fixed 5:00 p.m. E.D.T. on May 25, 1999 as the record date (the "Record Date") for determination of shareholders entitled to notice of and to vote at the Meeting. As of the Record Date, there were 27,029,958 shares of Common Stock issued and outstanding and there were no other voting securities of the Company outstanding. The presence at the Meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock, or 13,514,980 shares, shall constitute a quorum for the Meeting. Each outstanding share of Common Stock entitles the record holder thereof to one vote. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate.

  Assuming the presence of a quorum, directors shall be elected by a plurality of the votes cast at the Annual Meeting for the election of directors. The three nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

  To be approved, each of the proposals to amend the Company's 1998 Stock Option Plan must receive the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote thereon. Abstentions of shares present at the Meeting will be counted in determining the presence of a quorum and in determining whether either of such proposals is approved. Accordingly, abstentions will have the effect of votes in opposition to the proposals. Broker non-votes will be counted in determining the presence of a quorum, but are not entitled to vote on the proposals. Accordingly, broker non-votes will not have the effect of votes in opposition to the proposals and will not affect the outcome of the vote on either of the proposals.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

  Eligible shareholders of record may vote at the Meeting in person or by means of the enclosed Proxy Card. You may specify your voting choices by marking the appropriate boxes on the Proxy Card. The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to or at the Meeting, will be voted in accordance with the instructions specified thereon. If you properly sign and return your Proxy Card, but do not specify your choices, your shares will be voted by the proxy holders as recommended by the Board of Directors.

  The Board of Directors encourages you to complete and return the Proxy Card even if you expect to attend the Meeting. You may revoke your proxy at any time before it is voted at the Meeting by giving written notice of revocation to the Secretary of the Company, by submission of a proxy bearing a later date or by attending the Meeting in person and casting a ballot.

  The proxy holders, William M. Gibson and Peter Q. Repetti, will vote all shares of Common Stock represented by Proxy Cards that are properly signed and returned by shareholders. The Proxy Card also authorizes the proxy holders to vote the shares represented with respect to any matters not known at the time this Proxy Statement was printed that may properly be presented for consideration at the Meeting. You must return a signed Proxy Card if you want the proxy holders to vote your shares of Common Stock.

  The cost of soliciting proxies will be borne by the Company. Following the mailing of proxy solicitation materials, proxies may be solicited by directors, officers and employees of the Company and its subsidiaries personally, by telephone or otherwise. Such persons will not receive any fees or other compensation for such solicitation. In addition, the Company will reimburse brokers, custodians, nominees and other persons holding shares of Common Stock for others for their reasonable expenses in sending proxy materials to the beneficial owners of such shares and in obtaining their proxies.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

  The Amended and Restated By-Laws of the Company (the "By-Laws") provide that the Company's business shall be managed by a Board of Directors of not less than five and not more than nine directors, with the number of directors to be fixed by the Board of Directors from time to time. The By-Laws also provide that the Company's Board of Directors is divided into three classes: Class I, Class II and Class III, each class being as nearly equal in number as possible. The directors in each class serve terms of three years and until their respective successors have been elected and have qualified.

  In June 1999, the Board of Directors increased the number of directors which shall constitute the entire Board of Directors from seven to eight. The Board of Directors then appointed Gregory J. Owens, Chief Executive Officer and President of the Company, as a Class II director to fill the newly created vacancy. There are presently three directors in Class I, three directors in Class II and two directors in Class III.

  The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of shareholders for a three year term. The term of the three Class I directors, Jack A. Arnow, Lynn
C. Fritz and J. Michael Cline will expire at the Meeting. The other five directors will remain in office for the remainder of their respective terms, as indicated below.

  Director candidates are nominated by the Board of Directors. Shareholders are also entitled to nominate director candidates for the Board of Directors in accordance with the procedures set forth in the By-Laws.

  At the Meeting, three Class I directors are to be elected. Each of the director nominees is presently a director of the Company. Each nominee has consented to being named as a nominee for director of the Company and has agreed to serve if elected. The directors will be elected to serve for three year terms and until their successors have been elected and have qualified. In the event that any nominee should become unavailable or unable to serve as a director, the persons named as proxies on the Proxy Card will vote for the person(s) the Board of Directors recommends.

  Set forth below is certain information regarding each nominee for Class I director and each Class II and Class III director, each of whose term of office will continue after the Meeting.

Nominees for Class I Directors

  Jack A. Arnow, 71, has served as a director of the Company since 1986. Mr. Arnow is an independent investor.

  Lynn C. Fritz, 57, has served as a director of the Company since January 1995. Since 1986, Mr. Fritz has been Chairman and Chief Executive Officer of Fritz Companies, Inc., a publicly-held company that specializes in freight forwarding and customhouse brokerage on a global basis. Mr. Fritz has been employed by Fritz Companies, Inc. since 1965.

  J. Michael Cline, 39, was elected to serve as a director of the Company in July 1996. Since 1989, Mr. Cline has been a managing member of General Atlantic Partners, LLC (or its predecessor in interest) ("GAP LLC"), a private investment firm with a primary focus on software and related information technologies. Mr. Cline was nominated as a director to the Company's Board of Directors pursuant to the request of GAP LLC, which had acquired a significant ownership interest in the Company in 1996. Prior to 1989, Mr. Cline was an associate with McKinsey & Company, Inc., a global strategic consulting firm. Mr. Cline serves on a number of boards of privately-held software and information technology companies.

  The affirmative vote of a majority of the outstanding shares of Common Stock present or represented and entitled to vote at the Meeting is required to elect each of the Class I Directors nominated above.

  The Board of Directors recommends that shareholders vote FOR the election of each of the nominated Class I Directors.

Incumbent Class II Directors -- to Continue in Office for Terms Expiring in
2000

  Gregory J. Owens, 39, has served as a director of the Company since June 1999. He was appointed Chief Executive Officer and President of the Company in April 1999. From 1993 to April 1999, Mr. Owens served as the Global Managing Partner for the Andersen Consulting Supply Chain Practice, the largest supply chain consulting practice with over $1.4 billion in revenue. Mr. Owens joined Andersen Consulting in 1990.

  Joseph H. Jacovini, 58, has served as a director of the Company since 1986. He is a partner in Dilworth Paxson LLP, based in Philadelphia, Pennsylvania, where he has practiced law since 1965. He has served as Chairman of that firm since 1997, having served as Co-Chairman since 1995. Mr. Jacovini also served as Chairman of that firm's Corporate Department during 1993-97. Mr. Jacovini has been a Trustee of Drexel University since 1990. He also served as a member of the Board of the Philadelphia Regional Port Authority from 1992 to early 1995 and as its Chairman, as well as Vice Chairman of the Ports of Philadelphia and Camden, Inc., during 1994-95.

  Thomas A. Skelton, 51, has served as a director of the Company since April 1992. Mr. Skelton has served as President and Chief Operating Officer of Cambar Software, Inc. in Charleston, South Carolina since August 1997. From April 1996 to April 1997, he was President of Knowledge Systems Corporation. From January 1995 to March 1996, he was Division President of Global Software, Inc. in Raleigh, North Carolina. From 1983 to 1994, Mr. Skelton worked in various management capacities with Manugistics, Inc., the principal operating subsidiary of the Company. In May 1983, he joined STSC, Inc. (now Manugistics, Inc.) as Vice President of Sales; he became Senior Vice President in 1986, Executive Vice President in March 1991 and Chief Operating Officer in March 1992.

Incumbent Class III Directors -- to Continue in Office for Terms Expiring in
2001

  William M. Gibson, 54, has served as Chairman of the Board of Directors of the Company since its formation in 1986. From 1986 until April 1999, Mr. Gibson also served as Chief Executive Officer and President of the Company. From 1983 until 1986, when it was purchased by the Company, Mr. Gibson served as President, Chief Executive Officer and Chairman of the Board of Directors of STSC, Inc. (now Manugistics, Inc., the principal operating subsidiary of the Company). He joined STSC, Inc. as Executive Vice President and Chief Operating Officer in 1982.

  William G. Nelson, 65, has served as a director of the Company since 1986. Since September 1996, Mr. Nelson has served as the Chairman of the Board of Directors of Geac Computer Corporation, Limited; from September 1996 until April 1999, he also served as its Chief Executive Officer and President. From March 1994 until December 1998, Mr. Nelson also served as a director of Project Software & Development, Inc. From December 1991 to December 1994, Mr. Nelson was President and Chief Executive Officer of Pilot Software, Inc. From April 1990 to December 1991, Mr. Nelson served in several executive capacities at OnLine Software International, Inc., including President, Chief Operating Officer and Chief Executive Officer.

Compensation of Directors

  The Company, with the exception of a one-time stock option grant in 1991, prior to 1994, the Company did not pay fees or other compensation to directors for serving on the Board of Directors or committees of the Board. Directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and committees thereof. The 1998 Stock Option Plan provides for the granting of options to purchase 5,000 shares of Common Stock to each outside, i.e., non-employee, director on an annual basis based on their length of service for that fiscal year. In the fiscal year ended February 28, 1999 ("fiscal 1999"), options to purchase shares under the 1998 Stock Option Plan were granted to Messrs. Arnow, Cline, Fritz, Jacovini, Nelson, and Skelton. (Options to purchase shares of Common Stock had previously been granted to outside directors under the 1994 Outside Directors Non-Qualified Stock Option Plan.)

Board of Directors' Meetings and Committees

  The Board of Directors held eleven meetings, including four regularly scheduled meetings and seven additional meetings during fiscal 1999. The Board of Directors has established a standing Audit Committee and a Compensation Committee, each of which is composed of non-employee members of the Board of Directors. The membership of each of these standing committees is determined from time to time by the Board. The Board of Directors has not established a nominating committee; the entire Board of Directors votes on nominations of directors for the Company.

  The Audit Committee, which presently consists of Lynn C. Fritz, Joseph H. Jacovini and J. Michael Cline, held seven meetings during fiscal 1999. The committee selects, subject to approval of the Board of Directors, a firm of independent certified public accountants to audit the books and accounts of the Company and its subsidiaries for the fiscal year for which they are appointed. In addition, the committee reviews and approves the scope and cost of all services (including nonaudit services) provided by the firm selected to conduct the audit. The committee also monitors the effectiveness of the audit effort and the Company's financial reporting, and reviews the Company's financial and operating controls.

  The Compensation Committee, which presently consists of Jack A. Arnow, William G. Nelson and Thomas A. Skelton, held one meeting during fiscal 1999. The committee is responsible for the approval and administration of the compensation program for the Company's President and Chief Executive Officer. The committee and the Board of Directors also review the compensation programs for the other executive officers of the Company, for which programs the Chief Executive Officer is responsible. The committee is also responsible for the grant of options to the Company's employees under the Company's 1998 Stock Option Plan as well as the administration of the 1998 Stock Option Plan and the various other plans under which options had been granted prior to July 1998.

                  OWNERSHIP OF MANUGISTICS GROUP, INC. STOCK

  The following table sets forth certain information, as of May 31, 1999, with respect to the beneficial ownership of shares of Common Stock by (i) each shareholder known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock; (ii) each director of the Company; (iii) each executive officer named in the Summary Compensation Table appearing below under "Executive Compensation"; and (iv) all executive officers and directors as a group. Except as indicated in the footnotes to the table, the persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock which they respectively own beneficially.

  The address of each person who is an officer or director of the Company is 2115 East Jefferson Street, Rockville, MD 20852.

                                                   Number of Shares    Percent
Name and Address of Beneficial Owner             Beneficially Owned(1) of Class
------------------------------------             --------------------- --------
William M. Gibson(2)...........................        5,348,216         19.7
Gregory J. Owens(3)............................          100,650            *
Kenneth S. Thompson(4).........................          668,511          2.5
Joseph E. Broderick(5).........................          181,202            *
Keith J. Enstice(6)............................           62,933            *
Mary Lou Fox(7)................................          246,300            *
Jack A. Arnow(8)...............................          103,000            *
J. Michael Cline(9)............................        2,406,148          8.9
Lynn C. Fritz (10).............................           40,700            *
Joseph H. Jacovini(11).........................           77,000            *
William G. Nelson(12)..........................          281,000          1.0
Thomas A. Skelton(13)..........................          643,279          2.4
General Atlantic Partners(14)..................        2,381,148          8.8
Directors and executive officers as a group (12
 persons)......................................        9,289,736         33.6

--------
  * Less than 1% of the outstanding Common Stock.
 (1) Beneficial ownership is based on 27,030,258 outstanding shares of Common Stock as of May 31, 1999. Under applicable rules promulgated under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner of shares of Common Stock if, among other things, he or she directly or indirectly has or shares voting power or investment power with respect to such shares. A person is also considered to beneficially own shares of Common Stock which he or she does not actually own but has the right to acquire presently or within the next sixty (60) days, by exercise of stock options or otherwise.

 (2) Includes 59,466 shares issuable upon exercise of options, 567,800 shares of Common Stock held by his wife, and 380,000 shares held in a non-profit corporation, with respect to which Mr. Gibson shares voting and dispositive control. Excludes 46,200 shares of Common Stock held by his daughter, of which Mr. Gibson disclaims beneficial ownership.
 (3) Includes 100,000 shares issuable upon exercise of options and 650 shares held in a retirement plan.
 (4) Includes 147,445 shares issuable upon exercise of options. Excludes 6,408 shares of Common Stock held by Mr. Thompson's wife of which he disclaims beneficial ownership.
 (5) Includes 142,329 shares issuable upon exercise of options and 600 shares held in a joint account with his mother.
 (6) All shares issuable upon exercise of options.

 (7) Includes 185,850 shares issuable upon exercise of options.
 (8) Includes 35,000 shares issuable upon exercise of options.
 (9) Includes 25,000 Shares issuable upon exercise of options and the 2,381,148 shares which are held as described in note 14.
(10) Includes 40,000 shares issuable upon exercise of options.

(11) Includes 1,336 shares held by his wife, 28,000 shares of Common Stock held of record by Prudential Bank & Trust Co. in a retirement savings plan for Mr. Jacovini and 27,664 shares issuable upon exercise of options.
(12) Includes 83,000 shares issuable upon exercise of options.
(13) Includes 35,000 shares issuable upon exercise of options, 14,617 shares held by his wife, 18,033 shares held by his wife as custodian for his children, 7,016 shares held by his brother as trustee for his children and 39,146 shares held for Mr. Skelton's benefit in an exchange fund.
(14) Consists of 959,547 shares of common stock held by General Atlantic Partners 50, L.P. ("GAP 50"), 1,036,870 shares of common stock held by General Atlantic Partners 26, L.P. ("GAP 26") and 384,731 held by GAP Coinvestment Partners, L.P. ("GAPCO"). General Atlantic Partners, LLC ("GAP LLC") is the general partner of GAP 50 and GAP 26. Mr. Cline is a managing member of GAP LLC. The managing members of GAP LLC are also the general partners of GAPCO. Mr. Cline is a general partner of GAPCO. Mr. Cline disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table sets forth summary information regarding compensation paid by the Company for services during fiscal years 1999, 1998 and 1997 to the Company's Chief Executive Officer and each of the four most highly compensated executive officers other than the Chief Executive Officer whose individual total salary and bonus on an annual basis exceeded $100,000 for fiscal 1999 (the "Named Executives").

                                                   Long-Term
                                     Annual       Compensation
                                  Compensation       Awards
                               ------------------  Securities
   Name and Principal                              Underlying     All Other
   Position in FY 1999    Year Salary($) Bonus($)  Options(#)  Compensation(1)
   -------------------    ---- --------- -------- ------------ ---------------
William M. Gibson(2)..... 1999 $173,333  $    -0-    11,473        $   850
  President, Chief
   Executive              1998  305,000   305,000   127,620          3,796
  Officer and Chairman of 1997  290,000   260,000    23,316          2,327
  the Board of Directors

Kenneth S. Thompson(3)... 1999  225,000       -0-     7,900          5,111
  Executive Vice
   President,             1998  196,667   190,000    31,666          2,493
  Supply Chain Products
   Division               1997  175,000   175,000    12,718          2,378

Joseph E. Broderick(4)... 1999  201,667       -0-     7,712         20,831(5)
  Executive Vice
   President,             1998  191,667   185,000    31,190          2,491
  Client Sales and
   Services Division      1997  170,000   170,000       -0-         54,610(6)

Mary Lou Fox............. 1999  175,000       -0-     5,737          5,478
  Senior Vice President,  1998  152,500   152,500    23,334          2,432
  Consumer Products
   Marketing Division     1997  140,000   140,000    10,598          2,343
  and Professional
   Services Division

Keith J. Enstice(7)...... 1999  165,000       -0-     6,094         17,496(8)
  Senior Vice President,  1998  162,000   162,000    28,286          2,181
  Field Operations
   Division,              1997  150,000   150,000    11,022          2,535
  Americas

--------
(1) Except as otherwise indicated in Notes 5, 6 and 8 to this table, the amounts shown constitute the Company's contributions to the respective accounts of the named individuals under the Company's 1991 Amended and Restated 401(k) Retirement Savings Plan (the "401(k) Plan")
(2) Mr. Gibson's annual salary reflects that he voluntarily elected not to receive his $320,000 annual salary after September 15, 1998. He resigned as an executive officer effective April, 1999.
(3) Mr. Thompson resigned as an executive officer effective May, 1999.
(4) Mr. Broderick became an officer of the Company on December 29, 1995. He resigned as an executive officer effective January, 1999.
(5) The amounts constitute severance payments in the amount of $18,333 in fiscal 1999 and a $2,498 contribution by the Company to Mr. Broderick's account under the 401(k) Plan for fiscal 1999.
(6) These amounts constitute housing and relocation expenses paid by the Company in the amount of $53,107 in fiscal 1997, and a $1,503 contribution by the Company to Mr. Broderick's account under the 401(k) Plan for fiscal 1997.
(7) Mr. Enstice resigned as an executive officer effective January, 1999.
(8) The amounts constitute severance payments in the amount of $15,000 in fiscal 1999 and a $2,496 contribution by the Company to Mr. Enstice's account under the 401(k) Plan for fiscal 1999.

Stock Options

  The following table sets forth certain information concerning the grant of options to the Chief Executive Officer and the other Named Executives in fiscal 1999. The Company has not granted any stock appreciation rights ("SARs").

                       Option Grants in Last Fiscal Year

                                                                              Potential
                                                                          Realizable Value
                                                                          at Assumed Annual
                                                                           Rates of Stock
                         Number of    Percent of                                Price
                         Securities  Total Options                        Appreciation for
                         Underlying   Granted to   Exercise or               Option Term
                          Options    Employees in     Base     Expiration -----------------
   Name                  Granted(#)   Fiscal Year  Price($/sh)    Date       5%      10%
   ----                  ----------  ------------- ----------- ---------- -------- --------
William M. Gibson.......   11,473(1)     .37%        $42.08     03/24/03  $ 77,302 $223,976
Kenneth S. Thompson.....    7,900(1)     .25%         38.25     03/24/08   190,036  481,589
Joseph E. Broderick.....    7,712(1)     .25%         38.25     03/24/08   185,514  470,129
Mary Lou Fox............    5,737(1)     .18%         38.25     03/24/08   138,005  349,731
Keith J. Enstice........    6,094(1)     .20%         38.25     03/24/08   146,593  371,494

--------
(1) Each option was granted pursuant to the Company's Executive Incentive Stock Option Plan and vests at a rate of 25% per annum. The options have an exercise price equal to the fair market value of the Common Stock on the date of grant. Under the terms of this plan, the option price of any option granted to an individual who possesses more than 10% of the total combined voting power of all classes of Common Stock of the Corporation must be at least 110% of the fair market value of the Common Stock on the date of grant, thus Mr. Gibson's option price is $42.08 while the option price is $38.25 for the other Named Executives.

  The following table summarizes the value realized upon exercise of outstanding stock options and the value of the outstanding options held by the Chief Executive Officer and the other Named Executives.

                Aggregated Option Exercises in Fiscal 1999 and
                         Fiscal Year-End Option Values

                                                      Number of Securities
                                                     Underlying Unexercised     Value of Unexercised
                                                        Options at Fiscal      In-the-Money Options at
                                           Value           Year-End(#)          Fiscal Year-End($)(2)
                         Shares Acquired  Realized  ------------------------- -------------------------
   Name                  on Exercise(#)    ($)(1)   Exercisable Unexercisable Exercisable Unexercisable
   ----                  --------------- ---------- ----------- ------------- ----------- -------------
William M. Gibson.......           0     $        0    43,846      118,846     $ 10,360     $  8,635
Kenneth S. Thompson.....           0              0    34,373      138,010      101,663      315,591
Joseph E. Broderick.....      12,000        637,693   132,604       91,405      435,643      210,656
Mary Lou Fox............      40,500      1,354,699   118,433       88,536      729,426      191,531
Keith J. Enstice........     122,904      1,157,099    12,583       72,819        8,096      130,593

--------
(1) Computed by multiplying the number of shares of Common Stock acquired upon exercise of options by the difference between (i) the per share fair market value of the Common Stock on the date of exercise and (ii) the exercise price per share.
(2) Computed by multiplying the number of options by the difference between
    (i) the per share market value of the Common Stock on February 26, 1999 and (ii) the exercise price per share.

Employment Agreements

  In April 1999, the Company and Gregory Owens entered into an employment agreement whereby he became the Chief Executive Officer and President of each of the Company and Manugistics, Inc. Under the employment agreement, Mr. Owens receives an annual base salary of $375,000, and he may receive a bonus of up to 100% of his annual base salary. Fifty percent of Mr. Owens's bonus is based upon the financial performance of the Company, and fifty percent is based upon satisfaction of management objectives. In addition, the Company will pay to Mr. Owens an additional first year bonus of $50,000. The Company also granted to Mr. Owens an option to purchase two million shares of the Company's Common Stock (subject to anti-dilution adjustment under certain circumstances) at a price of $7.81 per share. This option vests in equal monthly increments over a five year period. Mr. Owens may also receive options to purchase up to a total of one million additional shares of the Company's Common Stock if the closing price of the Company's Common Stock meets and maintains certain targets. Some or all of Mr. Owens's options may immediately vest in the event of a change of control of the Company.

  Under the employment agreement, the Company also provides to Mr. Owens certain benefits, including medical, life and disability insurance, relocation and travel expenses, participation in the Employee Stock Purchase Plan, and fringe benefits. If the Company terminates Mr. Owens's employment other than for cause, the Company will make severance payments to Mr. Owens in the amount of his base salary and benefits during the twelve month period commencing on the termination date. The severance payments to Mr. Owens will cease if he obtains alternative employment during the twelve month period commencing on the termination date. In addition, for a period of six months beginning on the date of the Company's termination of Mr. Owens's employment for any reason other than cause, the Company will continue the monthly vesting of Mr. Owens's options.

Severance Agreements

  Joseph Broderick resigned as Executive Vice President, Client Sales and Service Division, effective as of January 31, 1999. The Company and Mr. Broderick entered into a severance agreement under which Mr. Broderick is entitled to receive from the Company the following benefits: (i) a severance payment of up to a total of $165,000, for up to 39 weeks; (ii) health and other employee benefits for up to a total of 39 weeks; and (iii) continued vesting of stock options for up to a total of 39 weeks. Under the severance agreement, Mr. Broderick agreed not to compete with the Company for the period which expires six months after the last payment made to Mr. Broderick under his severance agreement.

  Keith Enstice resigned as Senior Vice President, Field Operations Division, Americas, effective as of January 31, 1999. The Company and Mr. Enstice entered into a severance agreement under which Mr. Enstice received from the Company the following benefits: (i) a severance payment of $45,000; (ii) health and other employee benefits for 13 weeks; and (iii) continued vesting of stock options for 13 weeks. Under the severance agreement, Mr. Enstice agreed not to compete with the Company for the period which expires six months after the last payment made to Mr. Enstice under his severance agreement.

  Ken Thompson resigned as Executive Vice President, Supply Chain Products Division, effective as of May 29, 1999. The Company and Mr. Thompson entered into a severance agreement under which Mr. Thompson is entitled to receive from the Company the following benefits: (i) a severance payment of up to a total of $168,750, for up to 39 weeks; (ii) health and other employee benefits for up to 39 weeks; and (iii) continued vesting of stock options for up to 39 weeks. Under the severance agreement, Mr. Thompson agreed not to compete with the Company for the period which expires three months after the last payment made to Mr. Thompson under his severance agreement.

  The information set forth in the following Report and Performance Graph shall not be deemed incorporated by reference into any existing or future filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which incorporate by reference this Proxy Statement, except to the extent that the Company specifically incorporates such information by reference.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

  In fiscal 1999, the Compensation Committee of the Board of Directors was directly responsible for the approval and administration of the compensation program for William M. Gibson, the Company's then Chief Executive Officer, President and Chairman of the Board of Directors. The Compensation Committee was also responsible for the grant of options to the Company's employees under the Company's various stock option plans and administered the plans. In fiscal 1999, the Compensation Committee consisted of three outside directors of the Company, Jack A. Arnow, William G. Nelson and Thomas A. Skelton.

  In fiscal 1999, Mr. Gibson was responsible for the approval and administration of compensation programs for the other executive officers of the Company, including those named in the Summary Compensation Table, subject to review and approval by the Compensation Committee and the Board of Directors.

 Objectives and Policies

  The objectives of the Company's executive compensation program, as respectively implemented by the Compensation Committee and by Mr. Gibson, were to:

 . Attract and retain highly qualified executives to lead and manage the Company by providing competitive total compensation packages;

 . Reward executives based on the business performance of the Company;

 . Provide executives with incentives designed to maximize the long-term performance of the Company; and

 .Assure that objectives for corporate and individual performance are established and measured.

  For fiscal 1999, the components of the Company's executive compensation program included annual base salary and short-term incentive bonus plans. In fiscal 1999, stock options to purchase shares of the Company's Common Stock were awarded as a long-term incentive to executive officers of the Company as follows: William M. Gibson, 11,473 shares; Kenneth S. Thompson, 7,900 shares; Joseph E. Broderick, 7,712 shares; Mary Lou Fox, 5,737 shares; and Keith J. Enstice, 6,094 shares.

 Base Salaries

  In fiscal 1999, base salaries for executive officers (including the Chief Executive Officer) were determined by evaluating the responsibilities associated with their respective positions and the experience of the officers and by reference to salaries paid in the competitive marketplace to executive officers with comparable ability and experience following review of compensation information available in certain widely-known surveys and databases, including the Culpepper and Associates Survey and the Information Technology Association of America Compensation Survey. Individual salary increases, which are reviewed annually, were based on the Company's financial performance in the prior fiscal year and the attainment of individual objectives during the prior fiscal year. In the case of operating executive officers, other factors considered include the financial results of the officer's business unit as well as non-financial performance measures, such as improvements in productivity, development and introduction of new products, improvement of product quality, relationships with customers and leadership and management development.

  In fiscal 1999, base salaries were set by Mr. Gibson for the other executive officers. No specific weight of relative importance was assigned to the various factors and compensation information considered. Accordingly, the Company's executive compensation policies and practices may be deemed informal and subjective, although they were based on such factors and detailed investigation.

 Short-Term Incentive Plans

  During fiscal 1999, the Company maintained a short-term incentive plan for executive officers, the Executive Annual Incentive Plan (the "Executive Plan"). This plan provides for the award of cash bonuses to participants based on fiscal 1999 performance.

  The Executive Plan is intended to (i) recognize the contribution of members of management toward attainment of the Company's objectives by granting awards based on the contribution of individual employees in meeting the objectives of the individual's specific business unit; (ii) give additional incentive to executives covered by the Executive Plan to increase the profitability of the Company; and (iii) assist in attracting and retaining highly talented executives. Under the Executive Plan, executives may receive awards based on individual performance or on the total Company performance to be determined in accordance with the terms of the Executive Plan. Discretionary awards may also be made under the Executive Plan by the President of the Company in amounts not greater than ten percent (10%) of the base salary of the participant. Responsibility for the administration of the Executive Plan resides with the President of the Company and is subject to the review and approval of the Compensation Committee and the Board of Directors.

  No cash bonuses were awarded to the named executive officers under the Executive Plan during fiscal 1999.

 Long-Term Incentive Plans

  The Company historically has provided long-term incentive compensation to attract, motivate and retain executive officers through grants of stock options under the Company's Executive Incentive Stock Option Plan. The Compensation Committee believes that this form of compensation closely aligns the interests of executive officers with those of the Company's shareholders and provides a major incentive in building shareholder value. The Compensation Committee designates the employees who shall be granted options and the amount and terms of the options granted. The number of stock options granted to each individual is based on his or her salary range, position, level of responsibility, and performance during the relevant fiscal year. All grants are made with an exercise price not less than the fair market value of the Common Stock on the date of grant.

 Chief Executive Officer's Compensation and Corporate Performance for Fiscal
1999

  In determining the base salary for fiscal 1999 of Mr. Gibson, the Company's then Chief Executive Officer, President and Chairman of the Board of Directors, the Compensation Committee considered the overall performance of the Company, Mr. Gibson's individual performance, his salary level relative to salary ranges for comparable positions in other companies and his length of service to the Company. The Compensation Committee also considered the recommendation of Mr. Gibson as to his proposed compensation. The Compensation Committee's determination was not subject to precise criteria or formulas. Accordingly, the determination may be deemed informal and subjective although based on such detailed considerations.

  In determining Mr. Gibson's base salary for fiscal 1999 the Compensation Committee noted that the Company's financial results for fiscal year 1998 were stronger than those for fiscal 1997. The Compensation Committee took particular note of Mr. Gibson's contributions toward achieving those results. The Compensation Committee also discussed the continued leadership role that Mr. Gibson was providing strategically and as a spokesperson for the supply chain segment of the application software industry.

  Based on the above considerations, the Compensation Committee increased Mr. Gibson's annual base salary for fiscal 1999 by approximately 4.9%, from $305,000 to $320,000. This increase was reviewed and unanimously ratified by the Board of Directors. Commencing in September 1998, Mr. Gibson voluntarily elected not to receive his base salary, and no cash bonus was paid to Mr. Gibson for fiscal 1999.

                                          Compensation Committee

                                          Jack A. Arnow

                                          William G. Nelson

                                          Thomas A. Skelton

Stock Performance Graph

  The following graph compares the cumulative total return to shareholders of the Common Stock with the cumulative total return of the Nasdaq Stock Market
(US) Index from February 28, 1994 to fiscal year end (February 28, 1999). In addition, the graph also compares the Company's performance to that for Nasdaq Computer and Data Processing Stocks. The graph assumes that the value of the investment in the Common Stock and each index was $100 on February 28, 1994 and that all dividends were reinvested. The Company has not paid any cash dividends on its Common Stock and does not intend to do so in the foreseeable future. The performance graph is not necessarily indicative of future performance.
 .
                             1994     1995     1996     1997     1998     1999
------------------------------------------------------------------------------
Manugistics Group, Inc.      $100      $72     $102     $214     $541     $107
Nasdaq Stock Market
  (U.S. Companies)           $100     $101     $141     $169     $231     $300
Nasdaq Computer and
  Data Processing Stocks     $100     $120     $183     $215     $322     $505

Agreements with Employees

  All employees of the Company and its subsidiaries, including executive officers, are required to sign a Conditions of Employment Agreement upon joining the Company and its subsidiaries. This agreement currently restricts the ability of the employee to compete with the Company and its subsidiaries during his or her employment with the Company and for a period of six months thereafter, and contains certain confidentiality and invention assignment provisions.

Certain Business Relationships

  Joseph H. Jacovini, a director of the Company, is a partner and Chairman of Dilworth Paxson LLP, counsel to the Company, which firm rendered legal services to the Company in fiscal 1999.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent (10%) of the Common Stock (collectively, "Reporting Persons") to file initial reports of ownership and reports of changes of ownership of the Common Stock with the Securities and Exchange Commission ("SEC") and the Nasdaq Stock Market. Reporting Persons are required to furnish the Company with copies of all forms that they file under
Section 16(a). Based solely upon a review of the copies of such forms received by the Company or written representations from Reporting Persons, the Company believes that, with respect to fiscal 1999, all Reporting Persons complied with all applicable filing requirements under Section 16(a).

                 PROPOSAL 2 -- TO APPROVE AN AMENDMENT TO THE
               1998 STOCK OPTION PLAN OF MANUGISTICS GROUP, INC.

  In February 1999, the Board of Directors adopted a proposal to amend the 1998 Stock Option Plan of Manugistics Group, Inc. ("SOP") by increasing the number of shares of Common Stock reserved for issuance under the SOP by 3,000,000 shares, from 2,237,900 shares to 5,237,900 shares, subject to shareholder approval.

  As of May 31, 1999, options to purchase a total of 973,475 shares of Common Stock were outstanding under the SOP. Additional options to purchase a total of 1,264,425 shares of Common Stock are presently available for issuance under the SOP. The Board of Directors believes that the proposed increase in the number of shares of Common Stock which may be issued under the SOP is necessary to ensure that sufficient shares will be available to support the Company's continuing efforts to attract and retain highly qualified employees.

  Certain additional information regarding the adoption of the SOP and options presently outstanding under the SOP, together with a description of the principal provisions of the SOP is set forth below under "Certain Information Regarding the SOP."

  To be approved, the Proposal must receive the affirmative vote of a majority of the shares of the Common Stock present in person or represented by proxy at the Meeting and entitled to vote thereon.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT OF THE SOP.

                 PROPOSAL 3 -- TO APPROVE AN AMENDMENT TO THE
               1998 STOCK OPTION PLAN OF MANUGISTICS GROUP, INC.

  In June 1999, the Board of Directors adopted a proposal to amend the SOP by increasing the number of shares of Common Stock for which options may be granted to any employee in any calendar year from 250,000 shares to 1,000,000 shares, subject to shareholder approval. The Board of Directors believes that the proposed increase in the number of shares of Common Stock for which options may be so granted is necessary to support the Company's continuing efforts to attract and retain highly qualified employees.

  Certain additional information regarding the adoption of the SOP and options presently outstanding under the SOP, together with a description of the principal provisions of the SOP, is set forth below under "Certain Information Regarding the SOP."

  To be approved, the Proposal must receive the affirmative vote of a majority of the shares of the Common Stock present in person or represented by proxy at the Meeting and entitled to vote thereon.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT OF THE SOP.

                    CERTAIN INFORMATION REGARDING THE SOP.

  The SOP became effective upon its adoption at the Annual Meeting of Shareholders held in July 1998. Upon its effectiveness, all of the Company's other stock option plans were terminated as to unissued options only, and the SOP was funded with the shares (in the total amount of 2,237,900 shares) issuable upon exercise of those unissued options. (Each of the Company's other stock option plans will remain in effect until all outstanding options issued thereunder are exercised, expire by their terms, or are canceled.) As a result, the adoption of the SOP did not result in (and the Company had not sought) any increase in the total number of shares available to be issued under the Company's stock option plans. The SOP was adopted to allow all future option grants to be made pursuant to a single option plan, easing the administrative burden on the Company and simplifying the granting of options. The SOP grants the Committee administering the SOP greater flexibility in determining the specific terms and conditions of a particular option grant, thereby enhancing the Company's efforts to attract and retain highly qualified employees, senior management outside directors and consultants.

  As of May 31, 1999, options to purchase a total of 973,475 shares of Common Stock were outstanding under the SOP. These options have exercise prices ranging from $6.0625 to $26.3125 per share. Additional options to purchase a total of 1,264,425 shares of Common Stock may be issued under the SOP. The Company proposes that the number of shares of Common Stock which may be issued upon exercise of options granted under the SOP be increased to a level sufficient to enable the Company to continue to attract and retain highly qualified personnel, including senior management.

  On June 21, 1999, the closing price of the Common Stock was $12.9375 per share, as reported by the Nasdaq Stock Market. Options to purchase a total of 906,376 shares outstanding under the SOP on that date had exercise prices per share equal to or lower than $12.9375. Of these "in the money" options, options to purchase a total of 205,055 shares of Common Stock are presently exercisable.

Summary of the SOP.

  The description that follows is an overview of the material provisions of the SOP. The description, however, does not purport to be a complete description of all the provisions of the SOP. Any shareholder who wants to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's executive offices in Rockville, Maryland.

  Purposes. The purposes of the SOP are to advance the interests of the Company and its shareholders by strengthening the ability of the Company to attract, retain and reward highly qualified officers and other employees, to motivate officers and other selected employees to achieve business objectives established to promote the long-term growth, profitability and success of the Company, and to encourage ownership of the Common Stock of the Company by participating officers and other selected employees. The SOP authorizes incentive and non-qualified stock options. In addition, the SOP is intended as an additional incentive to directors of the Company who are not employees of the Company or an Affiliate to serve on the Board of Directors and devote themselves to the future success of the Company by providing them with an opportunity to acquire or increase their proprietary interest in the Company through the receipt of options to acquire Common Stock. The SOP is also intended as an additional incentive to selected consultants to the Company to devote themselves to the success of the Company by providing them with similar benefits.

  Administration. The SOP is administered by a Committee of the Board of Directors, which Committee shall consist of not less than two members of the Board, each of whom is a "Non-Employee Director" (as defined in Rule 16b-3 under the Exchange Act). No person shall receive a discretionary grant or award under the SOP or any other stock plan of the company while a member of the Committee. The Committee selects employees and directors of, and consultants to, the Company or its subsidiaries to whom discretionary grants of options may be made, the times at which options may be granted, whether the options are incentive or non-qualified, the number of shares which may be purchased upon the exercise of options and all other terms and conditions of each option. Subject to the terms and conditions and within the limitations of the SOP, the

Committee may modify outstanding options granted under the SOP. Notwithstanding the foregoing, no modification of an option shall, without the consent of the optionee, impair any rights under any option theretofore granted under the SOP. The Committee also has the full power to construe and interpret the SOP and make any determination of fact incident to the SOP; promulgate, amend and rescind rules and regulations relating to the implementation, operation and administration of the SOP; and make all other determinations and take all other actions as the Committee may deem necessary or advisable for the administration and operation of the SOP.

  Eligibility and Limitations. All full-time employees of the Company or its subsidiaries (including officers, whether or not they are directors) are eligible to receive incentive stock options and/or non-qualified options granted under the SOP. In addition, all persons who are elected to the Board of Directors of the Company at an annual meeting of shareholders and who remain as directors at each annual meeting of shareholders thereafter by virtue of a continuation of such persons' terms as directors, other than directors who are also employees of the Company, are eligible to receive non-qualified options under the SOP. Finally, all consultants to the Company or its subsidiaries are eligible to receive non-qualified options under the SOP. As of May 31, 1999, there were approximately 810 employees and 6 non-employee directors eligible to participate in the SOP. The SOP also contains certain limitations required by the Internal Revenue Code of 1986, as amended (the "Code"), [on the number of shares issuable to any employee in any calendar year and on the timing of the exercise of options by employees in each calendar year (based upon the value of the options so exercised).]

  Shares Reserved for Issuance. At May 31, 1999, a total of 2,237,900 shares of Common Stock are reserved for issuance under the SOP. If the Proposal is approved, 5,237,900 shares will be reserved for issuance under the SOP.

  Option Price. The exercise price of an option shall not be less than one hundred percent (100%) of the fair market value per share of the Common Stock of the Company as of the date of the grant unless otherwise required by the Code, or any other applicable law. Subject to the foregoing, the Committee shall have full authority and discretion in fixing the option price.

  Terms and Exercise of Options. An option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the date of grant. Options may be exercised by an optionee only during the period in which the optionee is employed by the Company or its subsidiaries, except that the Committee may permit the exercise of any option for any period following the optionee's termination of employment not in excess of the original term of the option on such terms and conditions as it shall deem appropriate. If any option is subject to any vesting requirements, the Committee may provide for the acceleration of the time in which such option may be exercised. Notwithstanding the foregoing, if an employee is terminated involuntarily without cause within one (1) year after a consolidation or merger in which the Company is not the surviving corporation, all outstanding options will be exercisable as of the date of such consolidation or merger. In no event shall an option granted under the SOP be exercisable more than ten (10) years after the date of the grant. Options are exercisable by payment in full for the shares of Common Stock being purchased, such payment to be made in cash, by check, or, at the discretion of the Committee, in Common Stock or other property held by the optionee.

  Options to Directors. All persons who are elected to the Board of Directors of the Company at an annual meeting of shareholders and who remain as directors at each annual meeting of shareholders thereafter by virtue of the continuation of such persons' terms as directors, other than directors who are also employees of the Company, are eligible to receive options under the SOP. Each eligible director of the Company shall receive an option to purchase 5,000 shares after the first annual meeting at which a director is initially elected to the board and 5,000 shares at each annual meeting thereafter, so long as the director remains a member of the board. Options shall be priced at their fair market value. Except as set forth herein, each option received by a director shall vest and become exercisable one calendar year from the date the option is granted. However, any director leaving the board for any reason prior to the one year anniversary of the grant will become immediately vested on the date of departure as to twenty-five percent (25%) of the shares subject to the option during that year for each fiscal quarter that has ended since the date of the annual grant. However, such shares that vest will not be exercisable until the first anniversary of the date of grant. If a director's term of office is terminated by the death of the director, the director will be deemed to be vested on the date of death as to twenty-five percent (25%) of the shares subject to the option during that year for each fiscal quarter that has ended since the date of the grant, and such shares will be deemed to be exercisable on the date of such vesting. The executor or administrator of such director's estate shall have the right to exercise the shares that are so exercisable pursuant to such option within one year of the date of death of the director. After this one year period, the option shall terminate. All options to directors shall be subject to the general terms and conditions set forth in the SOP.

  Options to Consultants. The Committee may grant options to consultants to the Company on such terms and conditions as are determined by the Committee, generally similar to those set forth above for options to employees, except that any restrictions required to be set forth only in options to employees need not be set forth in options to consultants, at the discretion of the Committee. Options to consultants will be subject to all of the general terms and conditions set forth in the SOP.

  Transferability of Grants. No option granted under the SOP, and no right or interest therein, shall be transferable in any manner except by will or the laws of descent and distribution, shall not be subject to any lien or other claim of any creditor of an optionee, or subject to any lien, encumbrance or claim of any third person made in respect of or through any optionee, however arising. During the lifetime of an optionee, options are exercisable, only by, and shares of Common Stock issued upon the exercise of options will be issued only to the optionee or his or her legal representative. However, the Committee may, in its sole discretion, authorize optionees to designate beneficiaries with the authority to exercise options granted to an optionee in the event of his or her death or disability. The Committee may, in its sole discretion, also authorize an optionee to transfer all or a portion of any non-qualified option, but in no event shall any transfer be made to any person or persons other than such optionee's parents, spouse or other lifetime partner, children or grandchildren, siblings, or children of siblings, or a trust for the exclusive benefit of one or more such persons, which transfer must be made as a gift and without any consideration. The Committee may also, in its sole discretion, provide for the transferability of a particular grant pursuant to a qualified domestic relations order. All other transfers and any retransfers by a permitted transferee are prohibited and shall be null and void. Each option which becomes the subject of a permitted transfer and the optionee to whom it was granted shall continue to be subject to the same terms and conditions as were in effect immediately prior to such permitted transfer, including responsibility for any withholding taxes incurred as a result of any exercise of an option.

  Change in Control. A dissolution or liquidation of the Company or merger of consolidation in which the Company is not the surviving corporation, shall cause each outstanding option to terminate, provided that each optionee shall have the right immediately prior to such event to exercise such option in whole or in part without regard to any vesting requirements or installment provisions in his or her option grant agreement. Notwithstanding the above, an option will not terminate if assumed by the surviving or acquiring corporation, or its parent, upon a merger or consolidation under circumstances which are not deemed a modification of the option within the meaning of
Section 424 of the Internal Revenue Code of 1986, as amended.

  Adjustment Upon Changes In Capital Structure. In the event of any change in the capital structure, capitalization or Common Stock of the Company, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization or any other change affecting the Common Stock, such proportionate adjustment, if any, as the Board of Directors in its discretion may deem appropriate to reflect such change shall be made with respect to the maximum number of shares of Common Stock which may be issued pursuant to the SOP, the number of shares of Common Stock subject to any outstanding option, the per share exercise price in respect to any outstanding option, the number of shares of Common Stock which are the subject of grants and outstanding under the SOP, and any other term or condition of any grant affected by any such change.

  Rights as a Shareholder. An optionee or a permitted transferee of an option shall have no rights as a shareholder with respect to any shares of Common stock covered by the option until the date of the issuance of such shares to the optionee following the exercise of such option.

  Effective Date and Term of SOP. The effective date of the SOP is July 24, 1998, and it shall remain in effect until July 23, 2008 unless sooner terminated by the Board of Directors.

  Grant of Options. Options may be granted pursuant to the SOP from time to time until such time as all shares of Common Stock available under the SOP have been made subject to an option grant. If any outstanding option granted under the SOP for any reason expires or is terminated, the shares of Common Stock allocable to the option may again be subject to an option under the SOP.

  Continued Employment. The grant of an option pursuant to the SOP shall not be construed to imply or to constitute evidence of any agreement, expressed or implied, on the part of the Company or any subsidiary to continue to employ an employee, or to affect the right of the Company or any subsidiary to terminate the employment of any employee or to alter the responsibilities, duties or authority of any employee.

  Tax Consequences. There are no tax consequences to the optionee or the Company upon the grant of a non-qualified stock option pursuant to the SOP. On exercising a non-qualified stock option, the optionee realizes ordinary income to the extent that the market value of the Common Stock exceeds the exercise price, and the Company may claim a tax deduction of like amount. There are no tax consequences to the optionee or the Company upon the grant of an incentive stock option pursuant to the SOP, nor on the exercise of an incentive stock option. Assuming that an optionee holds the stock received pursuant to the exercise of such option for the required holding period under the Code, the optionee will receive capital gain treatment upon the sale of the stock received pursuant to the exercise of the option, but the Company will not receive a tax deduction.

  Resale of Shares. The shares issuable upon exercise of options which have already been granted, and shares which are presently reserved for issuance under the SOP have previously been registered on a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"). In the event that the amendment to the SOP is approved by the shareholders of the Company, the Company intends to register the additional shares issuable upon exercise of options granted under the SOP on a Registration Statement on Form S-8 under the Securities Act. Participants who are affiliates of the Company may not resell the shares acquired under the SOP under the Form S-8 Registration Statement. Such resales may either be pursuant to a resale prospectus or be effected in accordance with Rule 144 under the Securities Act (unless otherwise exempt from registration under the Securities Act).

  Amendments. The Board of Directors of the Company may suspend or discontinue the SOP or revise or amend the SOP with respect to any shares at the time not subject to options, except that, without approval of the shareholders of the Company, no such revision or amendment shall cause options which are intended to be incentive stock options to fail to so qualify, cause the SOP or any transaction thereunder to fail to meet the requirements of Rule 16b-3 of the Exchange Act, or violate applicable law.

  Plan Benefits. As of June 21, 1999, the aggregate market value of the 967,276 shares of Common Stock issuable upon exercise of options then outstanding under the SOP was approximately $12,514,133, based on a price per share of Common Stock of $12.9375 on that date.

  As noted above, the number of options, and the terms and conditions of a specific option grant under the SOP are determined by the Committee from time to time in its discretion, subject to the terms of the SOP and the requirements of applicable law. Accordingly, the number of options, and their respective terms and conditions, to be received by or allocated to persons eligible to receive options under the SOP are not presently determinable, except with respect to options to be granted to directors who are not also employees of the Company ("Non-Employee Directors"). As more fully described above, each Non-Employee Director shall annually receive an option to purchase 5,000 shares of Common Stock (see "Options to Directors," above). The table below shows the number of options which were granted under the SOP during the fiscal year ended February 28, 1999, in addition to showing the total number of options granted under the SOP from its inception to date.

                                                       Options      Options
                                                      Granted to Granted During
                                                         Date     Fiscal 1999
                                                      ---------- --------------
William M. Gibson....................................        -0-         -0-
 President, Chief Executive Officer
 and Chairman of the Board of Directors

Kenneth S. Thompson..................................       -0-          -0-
 Former Executive Vice President,
 Supply Chain Products Division

Joseph E. Broderick..................................       -0-          -0-
 Former Executive Vice President,
 Client Sales and Service Division

Mary Lou Fox.........................................       -0-          -0-
 Senior Vice President,
 Consumer Products Marketing Division
 and Professional Service Division

Keith J. Enstice.....................................       -0-          -0-
 Former Senior Vice President,
 Field Operations Division, Americas

Executive officers as a group........................   104,000       74,000

Non-employee directors as a group....................    30,000       30,000

Non-executive officer employees as a group........... 1,804,110    1,699,760

                     SELECTION OF INDEPENDENT ACCOUNTANTS

  The Board of Directors, upon the recommendation of the Audit Committee, has selected Deloitte & Touche LLP, independent accountants, as auditors of the Company to examine and report to shareholders on the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending on February 28, 2000 ("fiscal year 2000"). Deloitte & Touche LLP currently serves as the Company's independent accountants, and has been the Company's independent accountants since the fiscal year ended February 28, 1999. Representatives of Deloitte & Touche LLP will be present at the Meeting and will be given an opportunity to make a statement. They also will be available to respond to appropriate questions from shareholders.

                      CERTAIN ADDITIONAL INFORMATION

  As noted above, this Proxy Statement is accompanied by the Company's 1999 Annual Report on Form 10-K, including consolidated financial statements (the "Form 10-K"). Upon the written request of any security holder entitled to vote at the Meeting, the Company will provide any exhibit(s) to the Form 10-K upon payment to the Company of a fee to cover the Company's reasonable expenses in furnishing such exhibit(s), including a copying fee not to exceed $.10 (ten cents) per page in addition to postage.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING OF SHAREHOLDERS

  Shareholder proposals submitted for inclusion in the Proxy Statement for the 2000 Annual Meeting of Shareholders must be received by the Company at the Company's corporate headquarters address and must be submitted in accordance with Rule 14a-8 of the Exchange Act on or before March 8, 2000.

  Under the Company's By-laws, shareholder proposals which are not submitted for inclusion in the Company's Proxy Statement for the 2000 Annual Meeting of Shareholders must be received by the Secretary of the Company: (i) 60 days in advance of such meeting if the meeting is to be held on a day which is within 30 days preceding the anniversary of the 1999 annual meeting, or (ii) 90 days in advance of such meeting if the meeting is to be held on a day which is on or after the anniversary of the 1999 annual meeting. The 1999 Annual Meeting of Shareholders is scheduled to be held on July 23, 1999.

                                 OTHER BUSINESS

  The Board of Directors does not intend to bring any other matter before the Meeting and does not know of any other business which others will present for consideration at the Meeting. Except as the Board of Directors may otherwise permit, only the business set forth and discussed in the Notice of Annual Meeting of Shareholders and this Proxy Statement may be acted on at the Meeting. If any other business does properly come before the Meeting the proxy holders will vote on such matters according to their discretion.


                                         By Order of the Board of Directors,

                                         /s/ Helen A. Nastasia
                                         Helen A. Nastasia
                                         Vice President, General Counsel and
                                         Secretary

  ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.

                                     PROXY

                            MANUGISTICS GROUP, INC.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
      MANUGISTICS GROUP, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO
                           BE HELD ON JULY 23, 1999

   The undersigned, hereby revoking any contrary proxies previously given relating to these shares, hereby acknowledges receipt of the Notice of Annual meeting of Shareholders and Proxy Statement in connection with the 1999 Annual Meeting of Shareholders of Manugistics Group, Inc. (the "Annual Meeting") to be held on Friday, July 23, 1999 at 9:00 A.M. E.D.T. at the Bethesda Marriott Hotel, 5151 Pooks Hill Road, Bethesda, Maryland, and hereby appoints William M. Gibson and Peter Q. Repetti, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with full power of substitution to each, to vote all shares of the Common Stock of MANUGISTICS GROUP, INC. registered in the name provided herein which the undersigned is entitled to vote at the Annual Meeting, and at any adjournment(s) or postponement(s) thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them hereby is, instructed to vote or act as follows on the reverse side hereof on the proposals set forth in said Proxy Statement. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

 ---------------                                                      ---------------
|  SEE REVERSE  |    CONTINUED AND TO BE COMPLETED, SIGNED AND DATED |  SEE REVERSE  |
|     SIDE      |                   ON REVERSE SIDE                  |     SIDE      |
 ---------------                                                      ---------------

[X] Please mark
    votes as in
    this example

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of the three (3) nominees for Class I Directors listed below and FOR Proposals 2 and 3.

1.  Election of Class I Directors
    Nominees:  Jack A. Arrow, Lynn C. Fritz and J. Michael Cline

            FOR            WITHHELD
            [ ]              [ ]

[ ]
          ______________________________________
          For all nominees except as noted above


2.  Approval of an amendment to the Company's             FOR   ABSTAIN AGAINST
    1998 Stock Option Plan to increase the number         [ ]     [ ]     [ ]
    of shares of Common Stock authorized to be issued thereunder by 3,000,000 to 5,237,900 shares.

3.  Approval of an amendment to the Company's 1998        FOR   ABSTAIN AGAINST
    Stock Option Plan to increase the number of shares    [ ]     [ ]     [ ]
    of Common Stock for which options may be issued to any employee in any calendar year under the Plan from 250,000 shares to 1,000,000 shares.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                             [ ]



Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:__________________________________________Date:_______________________


Signature:__________________________________________Date:_______________________